TEMPUR SEALY REPORTS RECORD FIRST QUARTER RESULTS
-Net Sales Increased 27%, Direct Channel Net Sales Increased 62%
-EPS Increased 121% to $0.62, Adjusted EPS Increased 88% to $0.64
-Raises 2021 EPS Guidance Range to $2.50 to $2.70

LEXINGTON, KY, April 29, 2021 - Tempur Sealy International, Inc. (NYSE: TPX) announced financial results for the first quarter ended March 31, 2021. The Company also raised its financial guidance for the full year 2021.

FIRST QUARTER 2021 FINANCIAL SUMMARY

•Total net sales increased 26.9% to $1,043.8 million as compared to $822.4 million in the first quarter of 2020. On a constant currency basis(1), total net sales increased 25.1%, with an increase of 27.3% in the North America business segment and an increase of 13.8% in the International business segment.
•Gross margin was 44.0% as compared to 43.4% in the first quarter of 2020.
•Operating income increased 78.9% to $188.4 million as compared to $105.3 million in the first quarter of 2020. Adjusted operating income(1) was $120.8 million in the first quarter of 2020. There were no adjustments to operating income in the first quarter of 2021.
•Net income increased 118.6% to $130.5 million as compared to $59.7 million in the first quarter of 2020. Adjusted net income(1) increased 85.7% to $134.6 million as compared to $72.5 million in the first quarter of 2020.
•Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 71.1% to $230.1 million as compared to $134.5 million in the first quarter of 2020. Adjusted EBITDA per credit facility(1) increased 52.3% to $230.3 million as compared to $151.2 million in the first quarter of 2020.
•Earnings per diluted share ("EPS") increased 121.4% to $0.62 as compared to $0.28 in the first quarter of 2020. Adjusted EPS(1) increased 88.2% to $0.64 as compared to $0.34 in the first quarter of 2020.
•Net cash provided by operating activities increased to a record $86.3 million as compared to $15.0 million in the first quarter of 2020.

KEY HIGHLIGHTS

(in millions, except percentages and per common share amounts)	Three Months Ended		% Reported Change	% Constant Currency Change(1)
	March 31, 2021	March 31, 2020
Net sales	$1,043.8	$822.4	26.9%	25.1%
Net income	$130.5	$59.7	118.6%	113.9%
EBITDA(1)	$230.1	$134.5	71.1%	68.2%
Adjusted EBITDA per credit facility (1)	$230.3	$151.2	52.3%	49.7%
EPS	$0.62	$0.28	121.4%	117.9%
Adjusted EPS (1)	$0.64	$0.34	88.2%	85.3%

Company Chairman and CEO Scott Thompson commented, "Our strategic initiatives generated record first quarter results, which included triple-digit EPS growth year-over-year. Our strong results reflect our strong competitive position, our ongoing market share gains, and a healthy industry backdrop. We achieved 27% sales growth, driven by strength across all of our brands, channels and geographies despite a constrained supply chain and pandemic-related lockdowns in key European markets. Based on this momentum and the improving retail environment, we are raising our full-year 2021 guidance."

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 27.6% to $883.3 million as compared to $692.3 million in the first quarter of 2020. On a constant currency basis(1), North America net sales increased 27.3% as compared to the first quarter of 2020. Gross margin was 41.2% as compared to 40.6% in the first quarter of 2020. Operating margin was 19.6% as compared to 14.7% in the first quarter of 2020. Adjusted operating margin(1) was 16.6% in the first quarter of 2020. There were no adjustments to operating margin in the first quarter of 2021.

North America net sales through the wholesale channel increased $140.8 million, or 22.5%, to $765.5 million, as compared to the first quarter of 2020, primarily driven by broad-based demand across our retail partners. North America net sales through the direct channel increased $50.2 million, or 74.3%, to $117.8 million, primarily driven by an increase of more than 100% in web sales and strong company-owned same store sales growth as compared to the first quarter of 2020.

North America gross margin improved 60 basis points as compared to the first quarter of 2020. The improvement was primarily driven by brand and channel mix, partially offset by operational inefficiencies related to supply chain constraints. North America operating margin improved 300 basis points as compared to adjusted operating margin(1) in the first quarter of 2020. The improvement was primarily driven by operating expense leverage and the improvement in gross margin.

International net sales increased 23.4% to $160.5 million as compared to $130.1 million in the first quarter of 2020. On a constant currency basis(1), International net sales increased 13.8% as compared to the first quarter of 2020. Gross margin was 59.2% as compared to 58.3% in the first quarter of 2020. Operating margin was 28.8% as compared to 20.3% in the first quarter of 2020. Adjusted operating margin(1) was 22.1% in the first quarter of 2020. There were no adjustments to operating margin in the first quarter of 2021.

International net sales through the wholesale channel increased $18.2 million, or 18.6%, to $115.9 million as compared to the first quarter of 2020. International net sales through the direct channel increased $12.2 million, or 37.7%, to $44.6 million as compared to the first quarter of 2020.

International gross margin improved 90 basis points as compared to the first quarter of 2020. The improvement was primarily driven by favorable mix as well as operational efficiencies, partially offset by increased commodity costs. International operating margin improved 670 basis points as compared to adjusted operating margin(1) in the first quarter of 2020. The improvement was primarily driven by improved performance of the Asia-Pacific joint ventures, favorable operating expense leverage and the improvement in gross margin.

Corporate operating expense increased to $31.2 million as compared to $22.7 million in the first quarter of 2020. The increase in operating expenses was driven by variable compensation due to a reduction in prior year when the full year outlook included worldwide shutdowns and significant retailer door closures.

Consolidated net income increased 118.6% to $130.5 million as compared to $59.7 million in the first quarter of 2020. Adjusted net income(1) increased 85.7% to $134.6 million as compared to $72.5 million in the first quarter of 2020. EPS increased 121.4% to $0.62 as compared to $0.28 in the first quarter of 2020. Adjusted EPS(1) increased 88.2% to $0.64 as compared to $0.34 in the first quarter of 2020.

The Company ended the first quarter of 2021 with total debt of $1.9 billion and consolidated indebtedness less netted cash(1) of $1.7 billion. Leverage based on the ratio of consolidated indebtedness less netted cash(1) to adjusted EBITDA per credit facility(1) was 1.95 times for the trailing twelve months ended March 31, 2021. Over the last twelve months, the Company has extended the maturity of its long-term debt by 6 years and lowered its annualized interest expense by approximately $23 million.

During the first quarter of 2021, the Company repurchased 8.9 million shares of its common stock for a total cost of $313.1 million. As of March 31, 2021, the Company had approximately $113.2 million available under its existing share repurchase authorization. In a separate press release issued today, the Company announced that its Board of Directors increased the authorization under its share repurchase program to $400.0 million.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Additionally, today the Company announced that its Board of Directors declared a quarterly cash dividend of 7 cents per share. The dividend is payable on May 27, 2021, to shareholders of record on the close of business on May 13, 2021.

Financial Guidance

The Company raised its financial guidance for 2021. For the full year, the Company currently expects net sales growth to exceed 20% with adjusted EPS(1) between $2.50 and $2.70. This projection implies 2021 adjusted EBITDA(1) of between $925 million and $975 million. The mid-point of this guidance implies an increase of 36% from the Company's prior year adjusted EPS(1) of $1.91.

The Company noted that its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, April 29, 2021, at 8:00 a.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Non-GAAP Financial Measures and Constant Currency Information

For additional information regarding EBITDA, adjusted EBITDA per credit facility, adjusted EPS, adjusted net income, adjusted operating income (expense), adjusted operating margin, consolidated indebtedness and consolidated indebtedness less netted cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” included in the attached schedules.

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "assumes," "estimates," "expects," "guidance," "anticipates," "might," "projects," "plans," "proposed," "targets," "intends," "believes," "will" and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s quarterly cash dividend, the Company's share repurchase targets, the Company's expectations regarding net sales for 2021, EBITDA for 2021, and EPS for 2021 and subsequent periods and the Company's expectations for increasing sales growth, product launches, channel growth, acquisitions and commodities outlook. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risk factors include the risk factors discussed under the heading "Risk Factors" in Part I, ITEM 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® featuring Posturepedic® Technology and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Out distinct brands allow for complimentary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered where ever and how ever customers want to shop.

Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We have and are implementing programs consistent with our responsibilities.

Investor Relations Contact:

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except percentages and per common share amounts)
(unaudited)

	Three Months Ended
	March 31,		Chg %
	2021	2020
Net sales	$1,043.8	$822.4	26.9%
Cost of sales	584.9	465.3
Gross profit	458.9	357.1	28.5%
Selling and marketing expenses	197.7	171.0
General, administrative and other expenses	79.5	80.6
Equity (income) loss in earnings of unconsolidated affiliates	(6.7)	0.2
Operating income	188.4	105.3	78.9%

Other expense, net:
Interest expense, net	12.3	20.3
Loss on extinguishment of debt	5.0	—
Other (income) expense, net	(0.3)	0.5
Total other expense, net	17.0	20.8

Income from continuing operations before income taxes	171.4	84.5	102.8%
Income tax provision	(40.5)	(23.5)
Income from continuing operations	130.9	61.0	114.6%
Loss from discontinued operations, net of tax	(0.2)	(1.2)
Net income before non-controlling interests	130.7	59.8	118.6%
Less: Net income attributable to non-controlling interests	0.2	0.1
Net income attributable to Tempur Sealy International, Inc.	$130.5	$59.7	118.6%

Earnings per common share:

Basic
Earnings per share for continuing operations	$0.64	$0.28
Loss per share for discontinued operations	—	—
Earnings per share	$0.64	$0.28	128.6%

Diluted
Earnings per share for continuing operations	$0.62	$0.28
Loss per share for discontinued operations	—	—
Earnings per share	$0.62	$0.28	121.4%

Weighted average common shares outstanding:
Basic	203.7	213.6
Diluted	210.1	216.0

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2021	December 31, 2020
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$290.5	$65.0
Accounts receivable, net	397.4	383.7
Inventories	318.8	312.1
Prepaid expenses and other current assets	207.6	207.6
Total Current Assets	1,214.3	968.4
Property, plant and equipment, net	509.0	507.9
Goodwill	765.2	766.3
Other intangible assets, net	626.8	630.1
Operating lease right-of-use assets	294.1	304.3
Deferred income taxes	13.7	13.5
Other non-current assets	119.0	118.1
Total Assets	$3,542.1	$3,308.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$278.6	$324.1
Accrued expenses and other current liabilities	546.2	585.1
Current portion of long-term debt	37.7	43.9
Income taxes payable	33.2	21.7
Total Current Liabilities	895.7	974.8
Long-term debt, net	1,822.4	1,323.0
Long-term operating lease obligations	266.2	275.1
Deferred income taxes	98.2	90.4
Other non-current liabilities	132.4	131.8
Total Liabilities	3,214.9	2,795.1

Redeemable non-controlling interest	8.9	8.9

Total Stockholders' Equity	318.3	504.6
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$3,542.1	$3,308.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS:
Net income before non-controlling interests	$130.7	$59.8
Loss from discontinued operations, net of tax	0.2	1.2
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	26.5	23.2
Amortization of stock-based compensation	15.1	7.3
Amortization of deferred financing costs	0.6	0.7
Bad debt expense	2.5	15.7
Deferred income taxes	7.1	3.0
Dividends received from unconsolidated affiliates	2.5	—
Equity (income) loss in earnings of unconsolidated affiliates	(6.7)	0.2
Loss on extinguishment of debt	1.5	—
Foreign currency adjustments and other	0.1	0.6
Changes in operating assets and liabilities, net of effect of business acquisitions	(93.8)	(96.7)
Net cash provided by operating activities from continuing operations	86.3	15.0

CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS:
Purchases of property, plant and equipment	(23.5)	(26.2)
Acquisitions, net of cash acquired	(1.0)	(37.9)
Other	0.1	0.1
Net cash used in investing activities from continuing operations	(24.4)	(64.0)

CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS:
Proceeds from borrowings under long-term debt obligations	1,653.4	611.1
Repayments of borrowings under long-term debt obligations	(1,148.6)	(231.0)
Proceeds from exercise of stock options	6.6	1.3
Treasury stock repurchased	(313.1)	(199.3)
Dividends paid	(14.3)	—
Payments of deferred financing costs	(12.7)	—
Repayments of finance lease obligations and other	(2.4)	6.0
Net cash provided by financing activities from continuing operations	168.9	188.1

Net cash provided by continuing operations	230.8	139.1

Net operating cash flows used in discontinued operations	(0.4)	(1.1)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4.9)	(5.9)
Increase in cash and cash equivalents	225.5	132.1
CASH AND CASH EQUIVALENTS, beginning of period	65.0	64.9
CASH AND CASH EQUIVALENTS, end of period	$290.5	$197.0

Summary of Channel Sales

The following table highlights net sales information, by channel and by business segment, for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(in millions)	Consolidated		North America		International
	2021	2020	2021	2020	2021	2020
Wholesale (a)	$881.4	$722.4	$765.5	$624.7	$115.9	$97.7
Direct (b)	162.4	100.0	117.8	67.6	44.6	32.4
	$1,043.8	$822.4	$883.3	$692.3	$160.5	$130.1

(a)	The Wholesale channel includes all third party retailers, including third party distribution, hospitality and healthcare.
(b)	The Direct channel includes company-owned stores, online and call centers.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA per credit facility, consolidated indebtedness and consolidated indebtedness less netted cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income, earnings per share, operating income (expense), operating margin or an alternative to total debt as a measure of liquidity. The Company believes these non-GAAP financial measures provide investors with performance measures that better reflect the Company’s underlying operations and trends, providing a perspective not immediately apparent from net income, operating income (expense) and operating margin. The adjustments management makes to derive the non-GAAP financial measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP financial measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business.

The Company believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP financial measures include that these measures do not present all of the amounts associated with the Company's results as determined in accordance with GAAP. These non-GAAP financial measures should be considered supplemental in nature and should not be construed as more significant than comparable financial measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information about these non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure, please refer to the reconciliations on the following pages.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales, earnings or other historical financial information on a “constant currency basis," which is a non-GAAP financial measure. These references to constant currency do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

Adjusted Net Income and Adjusted EPS

A reconciliation of reported net income to adjusted net income and the calculation of adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the reconciliation of the Company’s reported net income to adjusted net income and the calculation of adjusted EPS for the three months ended March 31, 2021 and 2020:

	Three Months Ended
(in millions, except per share amounts)	March 31, 2021	March 31, 2020
Net income	$130.5	$59.7
Loss from discontinued operations, net of tax (1)	0.2	1.2
Loss on extinguishment of debt (2)	5.0	—
Customer-related charges (3)	—	11.7
Incremental operating costs (4)	—	2.3
Accounting standard adoption (5)	—	1.5
Tax adjustments (6)	(1.1)	(3.9)
Adjusted net income	$134.6	$72.5

Adjusted earnings per common share, diluted	$0.64	$0.34

Diluted shares outstanding	210.1	216.0

Adjusted Operating Income (Expense) and Operating Margin

A reconciliation of operating income (expense) and operating margin to adjusted operating income (expense) and adjusted operating margin, respectively, are provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments as described in the footnotes at the end of this release.

The following table sets forth the Company's reported gross profit and operating income (expense) for the three months ended March 31, 2021. The Company had no adjustments to gross profit and operating income (expense) for the three months ended March 31, 2021.

	1Q 2021
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$1,043.8		$883.3		$160.5		$—

Gross profit	$458.9	44.0%	$363.9	41.2%	$95.0	59.2%	$—

Operating income (expense)	$188.4	18.0%	$173.4	19.6%	$46.2	28.8%	$(31.2)

The following table sets forth the Company's reported gross profit and the reconciliation of the Company's operating income (expense) and operating margin to the calculation of adjusted operating income (expense) and adjusted operating margin for the three months ended March 31, 2020. The Company had no adjustments to gross profit for the three months ended March 31, 2020.

	1Q 2020
(in millions, except percentages)	Consolidated	Margin	North America	Margin	International	Margin	Corporate
Net sales	$822.4		$692.3		$130.1		$—

Gross profit	$357.1	43.4%	$281.2	40.6%	$75.9	58.3%	$—

Operating income (expense)	$105.3	12.8%	$101.6	14.7%	$26.4	20.3%	$(22.7)
Adjustments:
Customer-related charges (3)	11.7		11.7		—		—
Incremental operating costs (4)	2.3		—		2.3		—
Accounting standard adoption (5)	1.5		1.5		—		—
Total adjustments	15.5		13.2		2.3		—

Adjusted operating income (expense)	$120.8	14.7%	$114.8	16.6%	$28.7	22.1%	$(22.7)

EBITDA, Adjusted EBITDA per Credit Facility and Consolidated Indebtedness less Netted Cash

The following reconciliations are provided below:

•Net income to EBITDA and adjusted EBITDA per credit facility
•Ratio of consolidated indebtedness less netted cash to adjusted EBITDA per credit facility
•Total debt, net to consolidated indebtedness less netted cash

Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the Company’s operating performance, cash flow generation and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage.

The Company's credit agreement (the "2019 Credit Agreement") provides the definition of adjusted EBITDA (“adjusted EBITDA per credit facility”). Accordingly, the Company presents adjusted EBITDA per credit facility to provide information regarding the Company’s compliance with requirements under the 2019 Credit Agreement.

The following table sets forth the reconciliation of the Company’s reported net income to the calculations of EBITDA and adjusted EBITDA per credit facility for the three months ended March 31, 2021 and 2020:

	Three Months Ended
(in millions)	March 31, 2021	March 31, 2020
Net income	$130.5	$59.7
Interest expense, net	12.3	20.3
Loss on extinguishment of debt (2)	5.0	—
Income taxes	40.5	23.5
Depreciation and amortization	41.8	31.0
EBITDA	$230.1	$134.5
Adjustments:
Loss from discontinued operations, net of tax (1)	0.2	1.2
Customer-related charges (3)	—	11.7
Incremental operating costs (4)	—	2.3
Accounting standard adoption (5)	—	1.5
Adjusted EBITDA per credit facility	$230.3	$151.2

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA and adjusted EBITDA per credit facility for the trailing twelve months ended March 31, 2021:

Trailing Twelve Months Ended
(in millions)	March 31, 2021
Net income	$419.6
Interest expense, net	69.0
Loss on extinguishment of debt (2)	10.1
Income tax provision	119.6
Depreciation and amortization	165.7
Aspirational plan amortization (7)	49.4
EBITDA	$833.4
Adjustments:
Income from discontinued operations, net of tax (1)	(1.0)
COVID-19 charges (8)	7.9
Asset impairments (9)	7.0
Incremental operating costs (4)	4.9
Restructuring costs (10)	3.8
Aspirational plan employer costs (11)	2.3
Accounting standard adoption (5)	2.1
Facility expansion costs (12)	0.6
Other income (13)	(2.3)
Adjusted EBITDA per credit facility	$858.7

Consolidated indebtedness less netted cash	$1,673.1

Ratio of consolidated indebtedness less netted cash to adjusted EBITDA per credit facility	1.95 times

Under the 2019 Credit Agreement, the definition of adjusted EBITDA contains certain restrictions that limit adjustments to net income when calculating adjusted EBITDA. For the trailing twelve months ended March 31, 2021, the Company's adjustments to net income when calculating adjusted EBITDA did not exceed the allowable amount under the 2019 Credit Agreement.

The ratio of consolidated indebtedness less netted cash to adjusted EBITDA per credit facility is 1.95 times for the trailing twelve months ended March 31, 2021. The 2019 Credit Agreement requires the Company to maintain a ratio of consolidated indebtedness less netted cash to adjusted EBITDA of less than 5.00:1.00 times.

The following table sets forth the reconciliation of the Company's reported total debt to the calculation of consolidated indebtedness less netted cash as of March 31, 2021. "Consolidated Indebtedness" and "Netted Cash" are terms used in the 2019 Credit Agreement for purposes of certain financial covenants.

(in millions)	March 31, 2021
Total debt, net	$1,860.1
Plus: Deferred financing costs (14)	13.0
Consolidated indebtedness	1,873.1
Less: Netted cash (15)	200.0
Consolidated indebtedness less netted cash	$1,673.1

Footnotes:

(1)
Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2019 Credit Agreement. Therefore, these subsidiaries are excluded from the Company's adjusted financial measures for covenant compliance purposes.

(2)
In the first quarter of 2021, the Company recognized $5.0 million of loss on extinguishment of debt associated with the redemption of the remaining amount outstanding of the 2023 senior notes. In the third and fourth quarter of 2020, the Company recognized a total of $5.1 million of loss on extinguishment of debt associated with the partial redemption of the 2023 senior notes and early repayment of the 364-day term loan.

(3)
In the first quarter of 2020, the Company recorded $11.7 million of customer-related charges in connection with the bankruptcy of Art Van Furniture, LLC and affiliates to fully reserve trade receivables and other assets associated with this account.

(4)
In the first quarter of 2020, the Company recorded $2.3 million of charges related to the global pandemic. In the trailing twelve months ended March 31, 2021, the Company recorded $4.9 million of incremental operating costs associated with the global pandemic.

(5)
In the first quarter of 2020, the Company recorded $1.5 million of charges related to the adoption of ASU No. 2016-13, "Financial Instruments - Credit Losses (Topic 326)". In the trailing twelve months ended March 31, 2021, the Company recorded $2.1 million related to the adoption. As permitted by the 2019 Credit Agreement, the Company elected to eliminate the effect of this accounting change within its covenant compliance calculation.

(6)	Adjusted income tax provision represents the tax effects associated with the aforementioned items.
(7)	In 2020, the Company recognized $49.4 million of performance-based stock compensation amortization related to the Company's long-term aspirational awards.
(8)	In 2020, adjusted EBITDA per credit facility excluded $7.9 million of COVID-19 charges associated with temporarily closed company-owned retail stores and sales force retention costs.
(9)	In 2020, the Company recorded $7.0 million of asset impairment charges related to the write-off of certain sales and marketing assets.
(10)	In 2020, the Company incurred $3.8 million of restructuring costs associated with International headcount reductions driven by the macro-economic environment.
(11)	In 2020, the Company recognized $2.3 million of employer-related tax costs related to the aspirational plan compensation.
(12)	In 2020, the Company recorded $0.6 million of costs related to the opening of a Sealy manufacturing facility.
(13)	In 2020, the Company recorded $2.3 million of other income related to the sale of a manufacturing facility.
(14)
The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheets.

(15)
Netted cash includes cash and cash equivalents for domestic and foreign subsidiaries designated as restricted subsidiaries in the 2019 Credit Agreement. For purposes of determining netted cash for financial covenant purposes under the 2019 Credit Agreement, the aggregate amount of netted cash is not permitted to exceed $200.0 million.